UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2004

                            CAPITAL BANK CORPORATION


             (Exact name of registrant as specified in its charter)



      North Carolina                   0-30062                56-2101930
(State or other jurisdiction    (Commission File No.)    (I.R.S. Employer
of incorporation)                                         Identification Number)


                               4901 Glenwood Ave.
                          Raleigh, North Carolina 27612
                    (Address of principal executive offices)

                                 (919) 645-6400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))














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ITEM 2.01 COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS

On September 10, 2004, Capital Bank Corporation consummated the previously announced sale of three branches in Woodland, Warrenton and Seaboard, NC to other financial institutions. The transaction included the sale of approximately $13 million in loans and the assumption of approximately $40 million in deposits. In order to fund the assumption of the net liabilities, the Company initially borrowed approximately $4 million under its existing line of credit with the Federal Home Loan Bank and will borrow an addition $3 - 4 million for the final settlement within the next 60 days. The Company received a net deposit premium of approximately $2.8 million as a result of the transaction and will write-off intangibles associated with these branches of approximately $1.2 million. Net of transaction and other disposal costs associated with the sale, the Company anticipates a pre-tax one time gain on the transaction in excess of $1 million which will be recorded in the third quarter.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2004

                           CAPITAL BANK CORPORATION





                              By:  /s/Richard W. Edwards
                                   ------------------------
                                   Richard W. Edwards
                                   Chief Financial Officer